EXHIBIT 23.1
CONSENT  OF  THE  INDEPENDENT  AUDITOR

As  the  independent  auditor  for  Nuvo Solar Energy, Inc., I hereby consent to the incorporation by reference in this Form 8K Statement of my report, relating to the  audited  financial  statements and financial statement schedules of,  Nuvo Solar Energy Inc.  as of December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006.  My audit report dated July 13 , 2007.

/s/Hawkins  Accounting
Los Angeles, California

July 31, 2007